Raymond Chabot Grant Thornton LLP
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report, dated February 17, 2005, with respect to the consolidated financial statements of Cambior Inc. in its Registration Statement on Form S-8 filed with the Securities and Exchange Commission.

/s/ Raymond Chabot Grant Thornton LLP
Chartered Accountants

Montréal, Canada
December 7, 2005

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